SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [   ]
Check the appropriate box:

            [   ]  Preliminary Proxy Statement
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            [   ]  Definitive Additional Materials
            [   ]  Soliciting Material Pursuant to Rule 14a-12

Investors Real Estate Trust
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ IRET LOGO]	Investors Real Estate Trust 12 South Main Street, Suite 100 P.O. Box 1988 Minot, ND 58702-1988

August 12, 2002

Dear Shareholder:

            It is a pleasure to invite you to attend our 32nd Annual Meeting of Shareholders to be held on Tuesday, September 24, 2002, at 7:00 p.m., Central Daylight Time, at the International Inn, 1505 North Broadway, Minot, North Dakota.

            This booklet includes the Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, each of which contains important information about the formal business to be acted on by the shareholders.  The Annual Meeting will also feature a report on the operations of your Company, followed by a question and answer period.  After the Annual Meeting, you will have the opportunity to speak informally with the Trustees and Officers of the Company.

            At the Annual Meeting, you will be asked to vote on the following items:  (i) the election of nine (9) Trustees for a term of one year, (ii) ratification of Brady, Martz & Associates, P.C. as independent auditors of the Company, and (iii) such other matters as may properly come before the Annual Meeting.

            The Board of Trustees unanimously recommends that you vote to elect the nine trustee nominees and to approve the other items to be voted on at the annual meeting.

            It is important that your shares of beneficial interest be voted regardless of whether you plan to be present at the Annual Meeting.  Please complete, sign, date and return the enclosed proxy promptly.  If you attend the Annual Meeting and wish to vote your shares personally, you may revoke any previously executed proxy.

            Please vote promptly and we look forward to seeing you at the Annual Meeting.

Sincerely, Investors Real Estate Trust /S/ Thomas A. Wentz, Sr. Thomas A. Wentz, Sr. President and Chief Executive Officer

Investors Real Estate Trust

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, September 24, 2002, at 7:00 p.m. (CDT)

_______________________________

            Notice is hereby given that the Annual Meeting of Shareholders of Investors Real Estate Trust will be held on Tuesday, September 24, 2002, at 7:00 p.m., Central Daylight Time, at the International Inn, 1505 North Broadway, Minot, North Dakota, for the following purposes:

1.         To elect nine (9) Trustees for a term of one year.

2.          To ratify the appointment of Brady, Martz & Associates, P.C. as independent auditors of the Company.

3.          To transact such other business as may properly come before the shareholders or any adjournment thereof.

           Shareholders of record at the close of business on Thursday, August 1, 2002, are entitled to vote at the Annual Meeting.

By Order of the Board of Trustees, /S/ Diane K. Bryantt Diane K. Bryantt Secretary and Chief Financial Officer

Minot, North Dakota
August 12, 2002

Whether or not you expect to be present at the annual meeting, please sign, date and return the enclosed proxy.  If you attend the annual meeting, you may withdraw your proxy and vote in person.

Investors Real Estate Trust
12 South Main Street, Suite 100
PO Box 1988
Minot, ND 58702-1988
Telephone:  (701) 837-4738
Fax:  (701) 838-7785

PROXY STATEMENT
August 12, 2002

            The enclosed proxy is solicited by the Board of Trustees of Investors Real Estate Trust, a Real Estate Investment Trust (the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, September 24, 2002, at 7:00 p.m. (Central Daylight Time).  The Annual Meeting will be held at the International Inn, 1505 North Broadway, Minot, North Dakota.  At the Annual Meeting, holders of record of the Company’s shares of beneficial interest (“Shares”) at the close of business on Thursday, August 1, 2002 (the “Record Date”), are entitled to vote.  On the Record Date, the Company had 31,646,599 Shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting.

            The cost of soliciting proxies will be borne by the Company.  Trustees, officers and employees of the Company may, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy.  This proxy statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about August 12, 2002.

            The Company will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of Shares and to obtain authorization for the execution of proxies.  The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.  If a shareholder is a participant in the Company’s Distribution Reinvestment Plan (the “Plan”), the proxy card represents a voting instruction as to the number of full Shares in the Plan account, as well as any Shares held directly by the shareholder.

            All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.  If no vote is specified on an executed proxy, the Shares represented by such signed proxy will be voted FOR the election of the nine (9) nominees for Trustee, FOR the ratification of the appointment of Brady, Martz & Associates, P.C. as the independent auditors of the Company, and, in the proxy holder’s discretion, FOR such other business as may properly come before the meeting.  The nine (9) nominees for Trustee who receive the highest number of votes, voting in person or by proxy at the Annual Meeting, provided a quorum is present and voting, shall be elected as Trustees (Proxy Item No. 1).  The affirmative vote of the holders of a majority of the Shares present and voting, in person or by proxy, at the Annual Meeting, provided a quorum is present and voting, will be required to approve the appointment of Brady, Martz & Associates, P.C. as the independent auditors of the Company (Proxy Item No. 2).

            In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented but abstains from voting on one or more matters) and “broker non-votes” (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter because it is a non-routine matter) will be counted for purposes of determining whether a quorum is present for the conduct of business at the Annual Meeting.  However, abstentions and non-votes will not constitute votes for or against any proposal and will be disregarded in determining votes cast.

            Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to Diane K. Bryantt, the Secretary and Chief Financial Officer of the Company, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

            Brady, Martz & Associates, P.C., a certified public accounting firm, has provided services to the Company during the past fiscal year, which included the examination of the Company’s Annual Report to Shareholders on Form 10-K405, timely reviews of the Company’s Quarterly Reports on Form 10-Q, preparation of the Company’s federal and state income tax returns, review of registration statements and other filings made with the Securities and Exchange Commission (the “SEC”), internal audit services and accounting and transaction consulting services.  A representative of Brady, Martz & Associates, P.C. will be at the Annual Meeting to respond to appropriate questions concerning the financial statements of the Company.

            The Company’s principal executive offices are located at 12 South Main, Suite 100, PO Box 1988, Minot, North Dakota 58702-1988.  The Company’s telephone number is (701) 837-4738 and facsimile number is (701) 838-7785.

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ELECTION OF TRUSTEES
(Proxy Item No. 1)

General

            The Second Restated Declaration of Trust of the Company provides that the number of Trustees constituting the Board of Trustees (the “Board”) shall be neither fewer than five nor more than eleven.  The Board currently consists of nine members.

            At the Annual Meeting, nine Trustees are to be elected for a term of one year (expiring at the 2003 annual meeting) or until the election and qualification of their successors.  The persons proposed for election as Trustees of the Company are C. Morris Anderson, John F. Decker, Daniel L. Feist, Patrick G. Jones, Stephen B. Hoyt, Timothy P. Mihalick, Jeffrey L. Miller, Stephen L. Stenehjem and Thomas A. Wentz, Jr., each of who is presently a member the Board.

            In the unanticipated event that any nominee should become unavailable for election or, upon election, should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment or, if none, the size of the Board will be reduced.

Vote Required

            The nine nominees who receive the highest number of votes will be elected as Trustees.  The Board unanimously recommends that the shareholders vote FOR Messrs. C. Morris Anderson, John F. Decker, Daniel L. Feist, Patrick G. Jones, Steven B. Hoyt, Timothy P. Mihalick, Jeffrey L. Miller, Stephen L. Stenehjem and Thomas A. Wentz, Jr.

Nominees

            The following table sets forth certain information regarding each of the nominees, including their age, principal business experience during the past five years, the year they each first became a Trustee and Board committee membership.  No Trustee currently serves as a trustee or board member for any other company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an Investment Company under the Investment Company Act of 1940, as amended, except Steven B. Hoyt who is a member of the board of directors for Stonehaven Realty Trust which is currently traded on the AMEX under the symbol (RPP).

Trustee	Principal Business Experience During Past Five Years	Age	Trustee Since	Board Committee Membership
[Trustee Photo] C. Morris Anderson Vice Chairman	Director of Dakota Boys Ranch (26 yrs.); President of North Hill Bowl, Inc., a North Dakota Corporation; Chairman of the Board of International Inn, Inc.; Former Director of Wells Fargo Bank - Minot, N.A.; Former President of the Minot Area Development Corporation; Former President of the Minot State University Board of Regents	73	1970	Executive & Compensation

Trustee	Principal Business Experience During Past Five Years	Age	Trustee Since	Board Committee Membership
[Trustee Photo] John F. Decker	Financial Advisor/Senior Vice President of D.A. Davidson & Co., an investment banking firm	60	1998	------
[Trustee Photo] Daniel L. Feist Vice Chairman	President of Feist Construction & Realty, a construction and real estate development company; Former Director of First Bank - Minot, N.A.; Former Director of ND Holdings, Inc. - Minot, ND; Chairman of the Board for the Minot Area Community Foundation	70	1985	Executive, Audit & Compensation
[Trustee Photo] Steven B. Hoyt	Chief Executive Officer of Hoyt Properties, Inc., a property management company; Board Member of Stonehaven Realty Trust; President of Complast, Inc., a plastics manufacturing Company	50	2001	Audit
[Trustee Photo] Patrick G. Jones	Former General Manager of the Minot Daily News; Former President of Central Venture Capital Inc., an investment firm	54	1986	Audit

Trustee	Principal Business Experience During Past Five Years	Age	Trustee Since	Board Committee Membership
[Trustee Photo] Timothy P. Mihalick	Senior Vice President & Chief Operating Officer of the Company; Former Vice President of Odell-Wentz & Associates, LLC	43	1999
[Trustee Photo] Jeffrey L. Miller Chairman	President of M&S Concessions, Inc.; a food service and facility management company; Former President of Minot, North Dakota Coca-Cola Bottling franchise; Managing Partner of Miller Properties, LLP	58	1985	Executive, & Compensation
[Trustee Photo] Stephen L. Stenehjem	President & Chief Executive Officer of Watford City BancShares, Inc., a holding company that owns several banking institutions; President & Chairman of First International Bank & Trust, Watford City, ND, a state banking and trust association;	47	1999	Audit
[Trustee Photo] Thomas A. Wentz, Jr. (1)	Vice President & General Counsel IRET; Director of SRT Communications, Inc.; Sole General Partner of Wenco, Ltd.; Shareholder & Attorney with Pringle & Herigstad, P.C. until December 31, 1999	36	1996

(1)        Mr. Wentz is the son of Thomas A. Wentz, Sr., the President and Chief Executive Officer of the Company.

INFORMATION CONCERNING THE BOARD OF TRUSTEES

Director Meetings

            During the year ended April 30, 2002, the Board held twelve regular meetings and one special meeting.  All of the Trustees attended 75% or more of the meetings of the Board and the committees on which they served during the past year.

Committees

            The Board has created three committees in order to more effectively direct and review the Company’s operations and strategic outlook.  In addition, the committees allow management to timely interface with and respond to factors affecting the ongoing operations of the Company.  Further, management regularly consults with committee chairmen to review possible actions and seek counsel.  Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.  While the committee structure has improved the level of Board oversight, it has also greatly increased the effort and time required of Board members who serve on the various committees.

            The Board has established the following committees:  Audit, Compensation and Executive.  The present members of these committees are indicated in the preceding section of this proxy statement.  The Audit Committee of the Board met four times, while the Compensation and Executive Committees each met twice during the year ended April 30, 2002.

            The Audit Committee is composed of four Trustees, three of which are independent as that term is defined in the Nasdaq Marketplace Rules.  Information regarding the functions performed by the committee is set forth in the “Report of the Audit Committee,” included on page 12 of this proxy statement.  The Audit Committee is governed by a written charter that has been approved by the Board.  The Compensation Committee reviews the compensation of the officers of the Company and the Company’s management succession plan.  The Executive Committee has all powers of the Board with respect to the management and affairs of the Company, subject to limitations prescribed by the Board and by North Dakota law.

            The full board acts as a nominating committee for purposes of selecting individuals to stand for election to the Company’s Board of Trustees.  The full board will consider nominations from shareholders, provided such suggested nominations are received in writing on or before June 1st of each year.  There are no formal nominating procedures or policies in place to be followed in connection with the making of a nomination.

Board Compensation

            During the year ended April 30, 2002, Trustees not employed by the Company received annual fees of $13,700, plus $100 for each Board meeting they attended in person or via conference call.  Additionally, the Chairman of the Board received an additional $3,700 for serving as the Chairman and the Vice Chairman of the Board received an additional $1,800 for serving as the Vice Chairman.  Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a Trustee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

            The following table lists, as of July 15, 2002, the beneficial ownership of Shares and limited partnership units of IRET Properties, a North Dakota Limited Partnership and subsidiary of the Company, which are convertible into Shares on a one-to-one basis at the option of the Company (“Units”), by (i) each Trustee of the Company, (ii) the executive officers of the Company named in the Summary Compensation Table that follows and (iii) all Trustees and executive officers of the Company as a group.  The amounts shown are based on information provided by the individuals named.  As of July 15, 2002, no person owned more than five percent (5%) of the total number of outstanding Shares and Units.

Name of Beneficial Owner	Shares (1)	Units (2)	Total Shares and Units	Percent of Class (3)
Jeffrey L. Miller Trustee & Chairman of the Board	315,653	6,725	322,378.78%
Daniel L. Feist Trustee & Vice Chairman of the Board	766,774	1,856	768,630	1.85%
C. Morris Anderson Trustee & Vice Chairman of the Board	4,538	171,170	175,708.42%
John F. Decker Trustee	66,702	0	66,702.16%
Patrick G. Jones Trustee	275,248	0	275,248.66%
Stephen L. Stenehjem Trustee	41,910	0	41,910.10%
Steven B. Hoyt Trustee	0	1,417,641	1,417,641	3.43%
Thomas A. Wentz, Sr. President & Chief Executive Officer	282,252	129,572	411,824	1.00%
Timothy P. Mihalick, Trustee Senior Vice President & Chief Operations Officer	34,784	0	34,784.08%
Thomas A. Wentz, Jr. Trustee, Vice President & General Counsel	190,069	10,374	200,443.48%
Diane K. Bryantt Secretary & Chief Financial Officer	6,345	0	6,345.01%
Trustees and executive officers as a group	1,984,275	1,737,338	3,721,613	9.01%

(1)        The amounts and percentages of Shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.

(2)        The Units do not have voting rights but are exchangeable for Shares at the option of the Company upon expiration of an initial mandatory holding period.

(3)        Percentage of class is based on a total of 41,325,538 Shares and Units outstanding as of July 15, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

            The following table summarizes the compensation paid to the Company’s Chief Executive Officer and the three other executive officers (the “Named Executive Officers”) whose compensation exceeded $100,000 for the period of May 1, 2001, to April 30, 2002.

Thomas A. Wentz, Sr President and Chief Executive Officer Thomas A. Wentz, Sr President and Chief Executive Officer
Name and Principal Position	Period	Salary	Bonus	Other Annual Compensation (2)

Thomas A. Wentz, Sr. President & Chief Executive Officer	2002 2001(1)	$138,600 112,200	$5,775 5,500	$3,643 3,517
Timothy P. Mihalick Senior Vice President and Chief Operating Officer	2002 2001(1)	151,200 122,400	52,482 6,000	19,060 11,784
Thomas A. Wentz, Jr Vice President and General Counsel	2002 2001(1)	126,000 102,000	39,888 5,000	16,460 10,365
Diane K. Bryantt Secretary and Chief Financial Officer	2002 2001(1)	78,500 ___	26,373 ___	12,497 ____

(1)        The compensation figures are for 2001 are for the ten-month period of July 1, 2000, through April 30, 2001.  Prior to July 1, 2000, the Company was externally advised and had no employees.

(2)        Includes fringe benefits consisting of annual premiums for employee health, dental and disability insurance and annual contributions by the Company to the Company’s 401(k) plan on behalf of the Named Executive Officers. Additionally, with respect to Mr. Mihalick, includes annual compensation of $751 for a vehicle and Country Club dues in the amount of $1,550.00

Retirement Plan (401(k) Plan)

            The Company’s retirement plan is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).  Under the retirement plan, participating employees (including the Named Executive Officers) may contribute up to 15% of their compensation, but not exceeding the amount allowed under applicable tax laws, and the Company contributes 7½%.  All employees of the Company over the age of 21 and with one year of service are eligible to participate in the retirement plan.

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Relationships and Related Transactions

Property Management Services

            Hoyt Properties, Inc., a provider of property management services (“Hoyt Properties”), is owned by Steven B. Hoyt, a member of the Board of Trustees.  Hoyt Properties manages the following commercial buildings pursuant to written management contracts:

St. Cloud, MN
Cold Spring Center........................................	St. Cloud, MN
2030 Cliff Road.............................................	Eagan, MN
Plymouth IV & V..........................................	Plymouth, MN
Nicollet VII...................................................	Burnsville, MN
Burnsville Bluffs............................................	Burnsville, MN
Pillsbury Business Center...............................	Bloomington, MN
Bloomington Business Plaza...........................	Bloomington, MN
Thresher Square............................................	Minneapolis, MN
Wirth Corporate Center.................................	Golden Valley, MN

            As compensation for its services, Hoyt Properties receives a monthly fee of five percent of the gross rental income, provided that such management fee is reimbursable by the building’s tenants pursuant to the tenant’s lease agreement.  In the event that the Company is not reimbursed for such fee by a tenant and must pay such fee from our rent proceeds, the annual fee is 3.5% of the gross rental proceeds.

            Each of the written management contracts with Hoyt Properties commenced on April 1, 2001, with the exception of the contracts for Bloomington Business Plaza, which commenced on October 1, 2001, Thresher Square, which commenced on January 2, 2002, and Wirth Corporate Center, which commenced on April 1, 2002.  All such management contracts may be terminated by either party on 30 days written notice for any reason and without penalty.  In Fiscal 2002, the Company paid management fees to Hoyt Properties in the amount of $321,348, 100% of which has been reimbursed by the tenants.  Additionally, during that same period, the Company paid leasing commissions to Hoyt Properties in the amount of $27,324.  The Company believes that all of the terms of the management contracts are commercially reasonable and are on terms no less favorable than we could have obtained from unrelated property management firms.

Acquisition of Bloomington Business Plaza, Thresher Square and Wirth Corporate Center

           During Fiscal 2002, the Company acquired three commercial buildings from affiliates of Steven B. Hoyt, a member of the Board of Trustees.  In October 2001, the Company acquired the Bloomington Business Plaza, a 121,063 square foot multi-tenant, office/warehouse from a general partnership owned by Mr. Hoyt for a purchase price of $7.2 million.  In January 2002, the Company acquired Thresher Square, a 113,736 square foot, seven-story office building from WPT I, L.L.C., a limited liability company that is 78% owned by Mr. Hoyt, for a purchase price of $10.9 million.  On April 1, 2002, the Company acquired Wirth Corporate Center, an 89,384 square foot, four-story office building from Mr. Hoyt for a purchase price of $8.6 million.

Director and Executive Officer Loans

           As a result of the acquisition of Odell-Wentz & Associates, L.L.C., the company that acted as advisor prior to July 1, 2000, the Company assumed a note receivable from Mr. Mihalick in the amount of $101,001.80.  Proceeds of said note were used to purchase Shares.  The note bears interest at New York Prime less 1% and is payable on demand.  As of the date of this proxy statement, the note balance is $94,004 and is current.

           On January 16, 2002, the Board of Trustees authorized an UPREIT unit loan program that is available to persons that hold Units worth $1.0 million or more. Under such loan program, the Company may lend up to 50% of the value of the borrower’s Units, with such value to be based on the closing price of  Shares on the NASDAQ National Market.  Such loans will be for terms of two years or less, they will be secured by the borrower’s Units and they will be at a variable interest rate of 1.5% over the interest rate charged to the Company by a participating lender.  The interest rate will adjust on the first of each month. In connection with such loans, the Company will charge a .5% loan fee.  On January 30, 2002, a loan in the amount of $3.5 million was made to Steven B. Hoyt, a member of the Board of Trustees, pursuant to the terms of the UPREIT loan program.  The Board of Trustees approved such loan.  The terms of the loan requires Mr. Hoyt to make quarterly interest payments, beginning April 1, 2002, with the full balance of the principal sum due on or before January 31, 2004.  The initial interest rate is equal to the Wall Street Journal Prime Rate as of January 31, 2002, plus 1.5%, which is equal to 6.25%.  Mr. Hoyt paid a $17,500 loan fee on the date of the loan.  The principal balance is $3.5 million and the note is current.

Security Sale Services

           D.A. Davidson & Co. has participated as a member of the selling syndicate in the Company’s two most recent offerings, selling 600,000, 100,000 and 600,000 Shares, respectively.  John F. Decker, a member of the Board of Trustees, is an employee of D.A. Davidson.  During Fiscal 2002, the Company paid D.A. Davidson commissions in the amount of $490,000, and reimbursed them for legal and travel expenses in the amount of $4,814.  Of these amounts, Mr. Decker personally received $37,370 in compensation from D.A. Davidson in connection with such offerings.

COMPENSATION COMMITTEE REPORT
ON COMPENSATION OF EXECUTIVE OFFICERS

General

            The Compensation Committee of the Board of Trustees (the “Committee”) administers the Company’s executive compensation program.  The Committee is composed entirely of independent Trustees.

            The objective of the Company’s executive compensation program is to develop and maintain executive reward programs that contribute to the enhancement of shareholder value while attracting, motivating and retaining key executives who are essential to the long-term success of the Company.  As discussed in detail below, the Company’s executive compensation program consists of both fixed (base salary) and variable (incentive) annual compensation elements.  Variable compensation consists of an annual cash bonus awarded from the annual incentive bonus program described below.  Each year, the Committee evaluates executive compensation by reviewing the following:  (i) the Company’s performance during the year, (ii) individual performance during the year based on previously defined objectives, and (iii) compensation data of companies that are considered to be similar to the Company for performance purposes.

Base Salary

            Base salaries for the executive officers of the Company, including the Chief Executive Officer, are designed to compensate such individuals for their sustained performance.  For the calendar year ended December 31, 2001, base salaries were established by evaluating the responsibilities of the position held, the experience of the particular individual, a comparison of salaries paid for comparable positions by other companies in the real estate industry and the Committee’s desire to achieve the appropriate mix between fixed compensation and incentive based compensation.  Salary information for companies that are similar to the Company was obtained by reference to the public disclosures made in the Securities and Exchange Commission filings by such companies.

           It is the Company’s policy that base salaries of the executive officers, including the Chief Executive Officer, will generally be increased on January 1 of each year by the greater of the consumer price index or five percent (5%).  Such increase may be increased or decreased, at the discretion of the Committee, based on, among other things, the individual’s performance over the past year, changes in the individual’s responsibility or necessary adjustments to maintain base salaries that are competitive with industry practices and similar companies.   For the prior year, executive base salaries were increased by 5%.

Incentive Bonus Program

            The annual cash incentive bonus program is designed to provide incentive compensation to the Company’s employees, including the Chief Executive Officer, by linking bonus compensation to the Company’s annual performance.  The Company considers Funds From Operations (“FFO”) to be a useful measure of performance for an equity REIT.  As such, the Company has created an incentive bonus program wherein a bonus pool is established in an amount equal to ten percent (10%) of the Company’s increase in Funds From Operation (“FFO”) per diluted Share.  Such increase in FFO is based on an equivalent basis each fiscal year, with such calculation approved by the Committee.  The bonus pool is capped at an amount equal to the total base salaries of the top three highly compensated executive officers and no one person may be awarded more than 40% of the total bonus pool in any one year.  The Chief Executive Officer and the Chief Operating Officer are responsible for determining the amount to be granted to each executive officer and each employee based on the achievement of predetermined objectives agreed upon by the employee and the Committee prior to the start of each fiscal year.  Approximately 75% of the bonus pool is paid out on or before May 15 of each year, with the remaining 25% paid out upon the completion of the Company’s annual financial report.  The Summary Compensation Table shows the bonuses paid under the annual cash incentive bonus program to the Company’s Chief Executive Officer and the other Named Executive Officers during the year ended April 30, 2002.

           Executive base salary is not based on the Company’s annual performance.  Rather, base salary is based on what pay level is necessary to attract and retain executives capable of properly managing the Company’s daily operations and functions.  Regardless of the Company’s performance, base salary will only increase or decrease to the extent necessary to attract and retain executives who possess the skills necessary to effectively manage the Company’s daily operations.  The Board does not use base salary as a reward for performance.  The annual bonus program as described above is the only form of compensation tied to company performance.  If the Company increases its FFO from the prior year, the executives are rewarded accordingly.  If the Company’s performance does not improve, there is no bonus.

            The current compensation program is policy only and may be changed by the Board at anytime without notice to or approval by the shareholders.  The Company is in a very competitive industry where success is based largely on the ability of senior management to properly identify, acquire, and manage real estate properties.  Therefore, to properly manage and grow the Company, it may be necessary to increase the base salary and cash incentive bonus program in order to attract and retain qualified executives.

Members of the Compensation Committee

C.  Morris Anderson
Daniel L. Feist
Jeffrey L. Miller

REPORT OF THE AUDIT COMMITTEE

            The Audit Committee of the Board of Trustees (the “Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

            In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee reviewed with the Company’s independent auditors, Brady, Martz & Associates, P.C., who is responsible for expressing an opinion on the conformity of those audited financial statements with auditing standards generally accepted in the United States of America, the independent auditor’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and, specifically, under SAS 61.  Additionally, the Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors’ independence.

            The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

            In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K405 for the year ended April 30, 2002, for filing with the Securities and Exchange Commission.  The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

            The Audit Committee is governed by a written charter that was approved by the Board on May 10, 2000, and is attached as Exhibit A to the Definitive Proxy Statement on Schedule 14A dated August 10, 2001.

Members of the Audit Committee

Daniel L. Feist
Steven B. Hoyt
Patrick G. Jones
Stephen L. Stenehjem

COMPARATIVE STOCK PERFORMANCE

            Set forth below is a graph that compares, for the five fiscal years ended April 30, 2002, the cumulative total returns for the Shares with the comparable cumulative total return of two indexes:

  Standard and Poor’s (“S&P”) 500 Stock Index; and
  The NAREIT Equity Index, which is an index prepared by the National Association of Real Estate Investment Trusts (“NAREIT”), which includes all tax qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market.

           The performance graph assumes that on May 1, 1997, $100 was invested in the Shares (at the closing price of the previous trading day) and in each of the indexes.  The comparison assumes the reinvestment of all dividends.

[ PERFORMANCE GRAPH]

April 30,	1997	1998	1999	2000	2001	2002
IRET	100	113	130	147	156	193
S&P 500	100	141	172	189	165	217
NAREIT	100	118	106	106	125	152

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proxy Item No. 2)

              Subject to ratification by the shareholders, the Board of Trustees has appointed Brady, Martz & Associates, P.C., as the independent auditors to audit the financial statements of the Company for the year ending April 30, 2003.  Representatives of Brady, Martz & Associates, P.C. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  The affirmative vote of a majority of the shares represented at the Annual Meeting and voted with respect to this proposal, if a quorum is present, is sufficient to ratify such selection.  The Board unanimously recommends a vote FOR this proposal.

Audit Fees

           The aggregate fees billed for professional services rendered by Brady, Martz & Associates, P.C., for the audit of the Company’s annual financial statements for the year ended April 30, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended April 30, 2002, were $50,875.

All Other Fees

           The aggregate fees for all other services rendered by Brady, Martz & Associates, P.C. were $66,990 which included accounting and tax services and the review of registration statements; audit related services and non-audit services.  Audit related services generally include fees for accounting consultations, internal audit and SEC registration statements.  Non-audit services generally include fees for tax compliance and portfolio transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act (“Section 16(a)”) requires that the Trustees and executive officers of the Company file with the SEC, within specified monthly and annual due dates, initial reports of ownership in the Shares and reports of changes in ownership of Shares.  The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the year ended April 30, 2002, all of the Trustees and executive officers of the Company have satisfied their Section 16(a) reporting obligations for the year ended April 30, 2002.

SHAREHOLDER PROPOSALS

            Any shareholder who wishes to submit a proposal for presentation at the next annual meeting of shareholders must submit the proposal to Investors Real Estate Trust, PO Box 1988, Minot, ND, 58702-1988, Attention:  Secretary.  Such proposal must be received not later than April 14, 2003, for inclusion in the Company’s proxy statement and form of proxy relating to next year’s annual meeting and provided that the proposals are in compliance with applicable laws and regulations.

            Shareholder proposals to be presented at the 2003 annual meeting outside the process of Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company on or before June 28, 2003, or such notice will be considered untimely under Rule 14a-4(c)(l) of the Exchange Act and the proxy for such meeting will confer discretionary authority to vote on such shareholder proposals.

            A description of the business experience of the executive officers of the Company who are not also directors is contained in Part I of the Company’s Annual Report on Form 10-K405 for the year ended April 30, 2002, filed with the Securities and Exchange Commission.

OTHER MATTERS

            It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.  If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees /S/ Diane K. Bryantt Diane K. Bryantt Secretary and Chief Financial Officer

August 12, 2002
Minot, North Dakota

            Upon written request of any shareholder entitled to receive this proxy statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K405 as filed with the Securities and Exchange Commission.  Any such request should be addressed to Diane K. Bryantt, Secretary and Chief Financial Officer of the Company, at PO Box 1988, Minot, ND 58702-1988.  This request must include a representation by the shareholder that as of August 1, 2002, the shareholder was entitled to vote at the Annual Meeting.

Investors Real Estate Trust 12 South Main Street, Suite 100 PO Box 1988 Minot, ND 58702-1988	CUSIP NO. 461730103

          The undersigned holder of Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust (“IRET”), hereby appoints Jeffrey L. Miller, C. Morris Anderson and Daniel L. Feist , each of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all Shares of Beneficial Interest of IRET which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders of IRET to be held in the Executive Room of the International Inn, 1505 North Broadway, Minot, North Dakota on September 24, 2002, at 7:00 p.m. or at any adjournment thereof, in the manner hereafter indicated.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED FOR ELECTION OF TRUSTEES, “FOR” PROPOSAL 1 AND WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

          This proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET.

ELECTION OF TRUSTEES

Trustees recommend a vote FOR all nominees.

NOMINEES ARE:
(01) - C. Morris Anderson	[ ]	FOR ALL NOMINEES
(02) - John F. Decker	[ ]	WITHHOLD ALL NOMINEES
(03) - Daniel L. Feist (04) - Steven B. Hoyt (05) - Patrick G. Jones	[ ]	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBERS(S) BELOW.
(06) - Timothy P. Mihalick	[ ]	USE NUMBER ONLY
(07) - Jeffrey L. Miller		______________________________
(08) - Stephen L. Stenehjem
(09) - Thomas A. Wentz, Jr.

PROPOSALS

Trustees recommend a vote FOR the proposal.

1. Ratification of Accountants	FOR	AGAINST	ABSTAIN
To ratify the selection of Brady Martz & Associates, P.C., West Central, Minot, ND 58701, as independent certified public accounts for the fiscal year ending April 30, 2003.	[ ]	[ ]	[ ]

Please verify your account name, address and account number listed on the reverse side of this form before voting and indicate any corrections on the space provided below.

____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

The Investors Real Estate Trust 32nd Annual Meeting of Shareholders will be held on September 24, 2002, at 7:00 p.m. in the
Executive Room of the International Inn,
1505 North Broadway, Minot, North Dakota.

PLEASE INDICATE YOUR SECTION BY FIRMLY PLACING AN "X' IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK ONLY.	EXAMPLE [X]

[ ]	PLEASE PLACE AND 'X' HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING.

This proxy is being solicited by the board of trustees of IRET. Please date, sign and return this proxy promptly using the enclosed envelope.

Date_____________________________, 2002.

________________________________________________
Signature(s)

________________________________________________
Signature(s)

________________________________________________
Title (if any)

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held in two or more names, all should sign. If signing is by attorney, executor, administrator, personal representative, trustee, guardian, custodian, partner or corporate officer, please include full title.)